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EXHIBIT 10.1
                              AGREEMENT TO PURCHASE

This is a legally binding contract. If you do not understand this contract, please seek legal council,

THIS AGREEMENT entered into on the 25th day of August, 2005 by and between. World Marketing, Inc. or his/her/their assignee(s) hereinafter referred to as "Buyer", and Chaya B Merrnelstein, hereinafter referred to as "Seller".

       1. PROPERTY PURCHASED: In consideration of the mutual promises herein contained, the Seller agrees to sell_ and the Buyer agrees to buy, in accordance with the terms and conditions of this Agreement. the following described Real Property, Situated in the City of Brooklyn, the County of Kings and the State of N.Y and described as follows:

                        UNIT 2C 125 DIVISION REALTY CORP
                        --------------------------------

              Together with all the improvements thereon, all privileges, appurtenances, easements, and all fixtures presently situated in said building, including, but not by way of limitation: all heating and air conditioning equipment including window units, all electrical, plumbing and bathroom fixtures.

       2. PRICE AND TERMS: Buyer hereby agrees to pay for said property the sum of 1,900,000 shares Dollars ($25,000) payable as follows:

                     The Buyer agrees to pay $11,000 on 8/26/05 $14,000 Dollars (Within 6 months) as the down payment on the property. With 8% percent interest.

       3. SELLER'S CERIFICATION: Seller certifies to Buyer that, to the best of Seller's Knowledge (a) there is no termite damage to the REAL
              ESTATE: (b) the fireplaces, electrical, plumbing, heating, air conditioning equipment and systems, and other items included herein will be operational on Possession: (c) there ore no pending orders of ordinances or resolutions that have beets enacted authorizing work or improvements for which the REAL ESTATE may be assessed and (e) No City, County or Stale orders base been served upon hint requiring work to be done or improvements to be made which have not been performed.

       4. INSPECTION: Seller agrees to give Buyer, and/or his agent, access to inspect the entire premises. Inspection shall include every room, plumbing, wiring, structure, foundation and all mechanical components. Should any deficiencies be found, the Seller shall have the option of either repairing the deficiency, deducting the cost of the repair from the down payment, or notifying the Buyer that the Seller cannot meet the terms of this contract and refunding the Earnest Money deposited by the Buyer.


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       5.     CONVEYANCE AND CLOSING: Within 20 Days from acceptance, or upon repair of any deficiency in building condition by Seller, or within 5 days of receipt of assumption materials from seller's lending institution by closing agent, whichever is later, both parties shall deposit with the authorized escrow holder, selected by the Buyer, all funds and instruments necessary to complete the sale in accordance with the terms hereof. Seller shall be responsible for deed(s) preparations and shall covey marketable title to the REAL ESTATE by deed of general warranty, on or before Oct. 13. 2005, or at such sooner time as mutually agreeable to the parties hereto, free, clear and unencumbered, as of Closing, except restrictions and easements of records which do not adversely affect the use of REAL ESTATE. Seller shall have the right to remove liens at the Closing out of the Purchase Price on or before Oct. 13. 2005.

       6. CONDITIONS OF IMPROVEMENTS: Seller agrees that on Possession, the REAL ESTATE shall be in the same condition as it is on the date of this Purchase Offer, except for ordinary wear and tear. In case the REAL ESTATE herein referred to is destroyed wholly or partially by fire or other casualty Buyer shall have the option for 10 days thereafter of proceeding with the terms of this contract, with and agreed adjustment to the sale price, or of terminating this agreement and being repaid all amounts paid hereunder.

       7. DEFAULT: It is expressly agreed that upon the event of any default or failure on the part of the Buyer, to comply with the terms and conditions of this contract, that Seller agrees to accept only the EARNEST MONEY deposited by the buyer without any claims to the shares.. Upon default by the Seller to perform under this agreement, all deposits shall be returned to Buyer on demand, and Buyer shall not thereby waive any right to remedy he may have because of such refusal.

       8. SOLE CONTRACTOR: The parties agree that this Agreement to Purchase constitutes their entire agreement. Any amendments to this Contract shall be made in writing, signed by all parties and copies shall be attached to all copies of the original Purchase Contract. The term and conditions of this Contract are to apply to and bind and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties. All provisions of this contract shall survive the closing. All parties are advised to seek competent advice, unless they fully understand all terms of the contract. Should there be any term or condition in this contract that is not in accord with the applicable leg statutes, either party may void that portion of the contract by having his lawyer furnish a written opinion stating the reason, and citing the proper law or court case.

       9. EXPIRATION: This offer shall expire unless a copy hereof with Seller's written acceptance is delivered to Buyer or his Agent on or before Oct. 13, 2005, 3 p.m. (AM/PM/NOON/MIDNIGHT) on October 14, 2005.

       10. APPROVAL: The undersigned Buyer(s) has read, fully understands and approves the foregoing offer and acknowledges possession of a signed copy.


/s/ Jacob Roth                                 /s/ Chaya B. Mermelstein
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Buyer                                          Seller

                                   ACCEPTANCE

The undersigned Seller(s) has read, fully understands and verifies the above information as being correct and accepts the foregoing offer, agreeing to sell the herein described property.